Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL RAISES FIRST QUARTER SALES FORECAST

BOULDER, Colo. - April 3, 2019 - DMC Global Inc. (Nasdaq: BOOM) today announced that consolidated first quarter sales are expected to be approximately $100 million, up from a previously forecasted range of $82 million to $85 million. Gross margin is expected to be consistent with the company’s prior forecast of 34%.

Management said the better-than-expected results were principally due to strong sequential growth at DynaEnergetics, DMC’s oilfield products business, which now is expected to report sales of approximately $80 million, up from a forecasted range of $64 million to $67 million. Sales at NobelClad, DMC’s composite metals business, are expected to be approximately $20 million, above forecasted sales of $18 million.

“As the first quarter progressed, DynaEnergetics’ experienced a sharp increase in demand for its advanced well perforating systems,” said Kevin Longe, DMC’s president and CEO. “This growth coincided with improved industry conditions, including a 32% first quarter increase in U.S. crude prices, and an upturn in domestic well completion activity. We are encouraged by the strong start to 2019 at both of our business segments.”

Management did not provide updates on other prior financial forecasts, and will address revisions to its 2019 guidance when the Company reports full first-quarter results after the market closes on April 25, 2019.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: oilfield products and services, and industrial infrastructure. The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells.  The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors.   For more information, visit the Company’s website at: http://www.dmcglobal.com.

###
Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including first quarter 2019 guidance on consolidated sales and gross margin and first quarter sales guidance for each of DynaEnergetics and NobelClad. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2018. We do not undertake any obligation to release publicly revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.